Exhibit 99.1

FULTON FINANCIAL
CORPORATION
FOR IMMEDIATE RELEASE
Media Contact: Lacey Dean (717) 735-8688
Investor Contact: Matt Jozwiak (717) 327-2657

Fulton Financial Corporation Announces 2025 Second Quarter Results

(July 15, 2025) – Lancaster, PA – Fulton Financial Corporation (NASDAQ: FULT) (“Fulton” or the “Corporation”) reported net income available to common shareholders of $96.6 million, or $0.53 per diluted share, for the second quarter of 2025, an increase of $6.2 million, or $0.04 per diluted share, in comparison to the first quarter of 2025. Operating net income available to common shareholders for the three months ended June 30, 2025 was $100.6 million(1), or $0.55 per diluted share(1), an increase of $5.2 million, or $0.03 per diluted share, in comparison to the first quarter of 2025.

Net income available to common shareholders for the six months ended June 30, 2025 was $187.1 million, or $1.02 per diluted share, an increase of $35.3 million, or $0.13 per diluted share, in comparison to the six months ended June 30, 2024. Operating net income available to common shareholders for the six months ended June 30, 2025, was $196.1 million(1), or $1.07 per diluted share(1), an increase of $48.2 million, or $0.20 per diluted share, in comparison to the six months ended June 30, 2024.

"I'm proud that our team has delivered a new company record, with operating net income of $100.6 million, or $0.55 per diluted share, this past quarter," said Curt Myers, Chairman and CEO of Fulton. "Our community banking strategy continues to provide significant value to customers and has once again resulted in strong bottom-line results for the company."

Financial Highlights

Second quarter of 2025 operating results of $0.55 per diluted share were impacted by the following items:

•Solid net interest margin of 3.47%, with a two basis point decrease in total cost of funds compared to the prior quarter.

•Non-interest income increased $1.9 million to $69.1 million compared to $67.2 million in the prior quarter.

•Non-interest expense increased $3.4 million to $192.8 million compared to $189.5 million in the prior quarter. Operating non-interest expense increased $4.8 million to $187.6 million(1) compared to $182.9 million in the prior quarter.

•Provision for credit losses was $8.6 million resulting in an allowance for credit losses attributable to net loans of $377.3 million, or 1.57% of total net loans as of June 30, 2025.

•Net loans increased $150.0 million, or 2.5% annualized, compared to the prior quarter.

•Common equity tier 1 capital ratio(2) increased to approximately 11.3% compared to 11.1% in the prior quarter.

The following items highlight notable changes in the components of net income in the second quarter of 2025 compared to the first quarter of 2025:

•Net interest income totaled $254.9 million, an increase of $3.7 million. Increases of $2.2 million in interest income on investment securities and $1.8 million in interest income on net loans were partially offset by a $1.0 million decrease in interest income on other interest-earning assets. A $1.7 million decrease in interest expense on deposits was partially offset by a $1.0 million increase in interest expense on borrowings and other interest-bearing liabilities. Purchase loan mark accretion from loans acquired in the Acquisition(3) was $11.4 million in the second quarter of 2025 compared to $13.1 million in the prior quarter.

•Non-interest income before investment securities gains (losses) was $69.1 million compared to $67.2 million in the prior quarter. The $1.9 million increase was primarily due to increases of $0.9 million in mortgage banking income, $0.8 million in merchant and card fee income, $0.6 million in cash management fee income, $0.5 million in overdraft fee income, $0.5 million in wealth management revenues, $0.5 million in other consumer deposit banking fees, $0.4 million in debit card fee income and $0.4 million in commercial customer interest rate derivative fee income, reflected in capital markets income, partially offset by a $2.7 million decrease in income from equity method investments, reflected in other income.

•Non-interest expense was $192.8 million compared to $189.5 million in the prior quarter. The $3.4 million increase in non-interest expense was primarily due to a $3.6 million increase in salaries and employee benefits expense largely due to annual merit increases taking effect at the beginning of the second quarter of 2025, one additional calendar day in the second quarter of 2025 and an increase in incentive compensation expense. Additional drivers of the increase in non-interest expense included a $3.2 million increase in professional fees largely driven by a recovery of previously incurred fees in the first quarter of 2025, partially offset by decreases of $1.8 million in net occupancy costs largely due to a decrease in snow removal expense, $0.7 million in state tax expense, reflected in other expense, $0.6 million in FDIC insurance expense and $0.3 million in data processing and software expense.

Balance Sheet Summary

•Net loans totaled $24.0 billion, an increase of $150.0 million, compared to $23.9 billion as of March 31, 2025. The increase in net loans was due to increases of $117.4 million in consumer loans(4) and $32.6 million in commercial and other loans(4).

•Deposits totaled $26.1 billion, a decrease of $190.9 million, compared to $26.3 billion as of March 31, 2025. The decrease was primarily due to decreases of $211.3 million in interest-bearing demand deposits, $98.2 million in noninterest-bearing demand deposits and $23.8 million in time deposits, partially offset by increases of $78.9 million in brokered deposits and $63.4 million in savings deposits.

Provision for Credit Losses and Asset Quality

•The provision for credit losses was $8.6 million in the second quarter of 2025, resulting in a $377.3 million allowance for credit losses attributable to net loans, or 1.57% of total net loans as of June 30, 2025, compared to $379.7 million, or 1.59% of total net loans as of March 31, 2025.

•Non-performing assets were $215.6 million, or 0.67% of total assets, as of June 30, 2025, in comparison to $199.0 million, or 0.62% of total assets, as of March 31, 2025.

•Annualized net charge-offs for the second quarter of 2025 were 0.20% of total average loans in comparison to 0.21% in the prior quarter.

Additional information on Fulton is available on the Internet at www.fultonbank.com.

(1) Financial measure derived by methods other than generally accepted accounting principles ("GAAP"). Refer to the calculation on the page titled "Reconciliation of Non-GAAP Measures" at the end of the press release.

(2) Regulatory capital ratios as of June 30, 2025, are preliminary estimates and prior periods are actual.

(3) On April 26, 2024, the Corporation announced that its wholly owned banking subsidiary, Fulton Bank, National Association ("Fulton Bank"),
acquired substantially all of the assets and assumed substantially all of the deposits and certain liabilities of Republic First Bank, doing business as Republic Bank ("Republic Bank"), from the Federal Deposit Insurance Corporation (the "FDIC"), as receiver for Republic Bank (the
"Acquisition"), pursuant to the terms of the Purchase and Assumption Agreement - Whole Bank, All Deposits, effective as of April 26, 2024 among the FDIC, as receiver of Republic Bank, the FDIC and Fulton Bank..

(4) Commercial loans include real estate - commercial mortgage, commercial and industrial, leases and other loans and includes a decrease in commercial construction loans of $26.1 million, reflected in real estate - construction. Consumer loans include real estate - residential mortgage, real estate - home equity, consumer and includes an increase of $5.8 million in residential construction loans, reflected in real estate - construction.

Safe Harbor Statement

This press release may contain forward-looking statements with respect to the Corporation’s financial condition, results of operations and business. Do not unduly rely on forward-looking statements. Forward-looking statements can be identified by the use of words such as "may," "should," "will," "could," "estimates," "predicts," "potential," "continue," "anticipates," "believes," "plans," "expects," "future," "intends," “projects,” the negative of these terms and other comparable terminology. These forward-looking statements may include projections of, or guidance on, the Corporation’s future financial performance, expected levels of future expenses, including future credit losses, anticipated growth strategies, descriptions of new business initiatives and anticipated trends in the Corporation’s business or financial results.

Forward-looking statements are neither historical facts, nor assurance of future performance. Instead, the statements are based on current beliefs, expectations and assumptions regarding the future of the Corporation’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Corporation’s control, and actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not unduly rely on any of these forward-looking statements. Any forward-looking statement is based only on information currently available and speaks only as of the date when made. The Corporation undertakes no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

A discussion of certain risks and uncertainties affecting the Corporation, and some of the factors that could cause the Corporation's actual results to differ materially from those described in the forward-looking statements, can be found in the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2024, Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 and other current and periodic reports, which have been, or will be, filed with the Securities and Exchange Commission (the "SEC") and are, or will be, available in the Investor Relations section of the Corporation's website (www.fultonbank.com) and on the SEC's website (www.sec.gov).

Non-GAAP Financial Measures

The Corporation uses certain financial measures in this press release that have been derived from methods other than GAAP. These non-GAAP financial measures are reconciled to the most comparable GAAP measures in tables at the end of this press release.

FULTON FINANCIAL CORPORATION
SUMMARY CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)
(dollars in thousands, except per share and shares data)
	Three months ended
	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
	2025	2025	2024	2024	2024
Ending Balances
Investment securities(1)	$5,093,027	$5,071,323	$4,806,468	$4,545,278	$4,184,027
Net loans	24,012,539	23,862,574	24,044,919	24,176,075	24,106,297
Total assets	32,040,448	32,132,028	32,071,810	32,185,726	31,769,813
Deposits	26,138,067	26,328,972	26,129,433	26,152,144	25,559,654
Shareholders' equity	3,329,246	3,274,321	3,197,325	3,203,943	3,101,609

Average Balances
Investment securities(1)	5,084,371	4,906,952	4,771,537	4,237,805	4,043,136
Net loans	23,899,743	24,006,863	24,068,784	24,147,801	23,345,914
Total assets	31,901,574	31,971,601	32,098,852	31,895,235	30,774,891
Deposits	26,125,602	26,169,883	26,313,378	25,778,259	24,642,954
Shareholders' equity	3,304,015	3,254,125	3,219,026	3,160,322	2,952,671

Income Statement
Net interest income	254,921	251,187	253,659	258,009	241,720
Provision for credit losses	8,607	13,898	16,725	11,929	32,056
Non-interest income	69,148	67,232	65,924	59,673	92,994
Non-interest expense	192,811	189,460	216,615	226,089	199,488
Income before taxes	122,651	115,061	86,243	79,664	103,170
Net income available to common shareholders	96,636	90,425	66,058	60,644	92,413

Per Share
Net income available to common shareholders (basic)	$0.53	$0.50	$0.36	$0.33	$0.53
Net income available to common shareholders (diluted)	$0.53	$0.49	$0.36	$0.33	$0.52
Operating net income available to common shareholders(2)	$0.55	$0.52	$0.48	$0.50	$0.47
Cash dividends	$0.18	$0.18	$0.18	$0.17	$0.17
Common shareholders' equity	$17.20	$16.91	$16.50	$16.55	$16.00
Common shareholders' equity (tangible)(2)	$13.78	$13.46	$13.01	$13.02	$12.43
Weighted average shares (basic)	182,261	182,179	182,032	181,905	175,305
Weighted average shares (diluted)	183,813	184,077	183,867	183,609	176,934
(1) Includes related unrealized holding gains (losses) for available for sale ("AFS") securities.
(2) Non-GAAP financial measure. Refer to the calculation on the page titled “Reconciliation of Non-GAAP Measures” at the end of this press release.

	Three months ended
	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
	2025	2025	2024	2024	2024
Asset Quality
Net charge-offs to average loans (annualized)	0.20%	0.21%	0.22%	0.18%	0.19%
Non-performing loans to total net loans	0.89%	0.82%	0.92%	0.84%	0.72%
Non-performing assets to total assets	0.67%	0.62%	0.69%	0.64%	0.55%
ACL - loans(1) to total loans	1.57%	1.59%	1.58%	1.56%	1.56%
ACL - loans(1) to non-performing loans	177%	193%	172%	186%	218%

Profitability
Return on average assets	1.25%	1.18%	0.85%	0.79%	1.24%
Operating return on average assets(2)	1.30%	1.25%	1.14%	1.17%	1.11%
Return on average common shareholders' equity	12.46%	11.98%	8.68%	8.13%	13.47%
Operating return on average common shareholders' equity (tangible)(2)	16.26%	15.95%	14.83%	15.65%	15.56%
Net interest margin	3.47%	3.43%	3.41%	3.49%	3.43%
Efficiency ratio(2)	57.1%	56.7%	58.4%	59.6%	62.6%
Non-interest expense to total average assets	2.42%	2.40%	2.68%	2.82%	2.61%
Operating non-interest expense to total average assets(2)	2.36%	2.32%	2.36%	2.45%	2.55%

Capital Ratios(3)
Tangible common equity ratio ("TCE")(2)	8.0%	7.8%	7.5%	7.5%	7.3%
Tier 1 leverage ratio	9.3%	9.2%	9.0%	9.0%	9.2%
Common equity Tier 1 capital ratio	11.3%	11.1%	10.8%	10.5%	10.3%
Tier 1 risk-based capital ratio	12.1%	11.9%	11.5%	11.3%	11.1%
Total risk-based capital ratio	14.7%	14.5%	14.3%	14.0%	13.8%

(1) "ACL - loans" relates to the allowance for credit losses ("ACL") specifically on "Net Loans" and does not include the ACL related to off-balance-sheet ("OBS") credit exposures.
(2) Non-GAAP financial measure. Refer to the calculation on the page titled "Reconciliation of Non-GAAP Measures" at the end of this press release.
(3) Regulatory capital ratios as of June 30, 2025 are preliminary estimates and prior periods are actual.

FULTON FINANCIAL CORPORATION
CONDENSED CONSOLIDATED ENDING BALANCE SHEETS (UNAUDITED)
(dollars in thousands)

	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
	2025	2025	2024	2024	2024
ASSETS
Cash and due from banks	$362,280	$388,503	$279,041	$296,500	$333,238
Other interest-earning assets	583,899	778,117	924,404	1,287,392	1,188,341
Loans held for sale	23,281	15,965	25,618	17,678	26,822
Investment securities	5,093,027	5,071,323	4,806,468	4,545,278	4,184,027
Net loans	24,012,539	23,862,574	24,044,919	24,176,075	24,106,297
Less: ACL - loans(1)	(377,337)	(379,677)	(379,156)	(375,961)	(375,941)
Loans, net	23,635,202	23,482,897	23,665,763	23,800,114	23,730,356
Net premises and equipment	184,290	186,873	195,527	171,731	180,642
Accrued interest receivable	117,130	116,215	117,029	115,903	120,752
Goodwill and intangible assets	623,729	629,189	635,458	641,739	648,026
Other assets	1,417,610	1,462,946	1,422,502	1,309,391	1,357,609
Total Assets	$32,040,448	$32,132,028	$32,071,810	$32,185,726	$31,769,813
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits	$26,138,067	$26,328,972	$26,129,433	$26,152,144	$25,559,654
Borrowings	1,773,900	1,657,200	1,782,048	2,052,227	2,178,597
Other liabilities	799,235	871,535	963,004	777,412	929,953
Total Liabilities	28,711,202	28,857,707	28,874,485	28,981,783	28,668,204
Shareholders' equity	3,329,246	3,274,321	3,197,325	3,203,943	3,101,609
Total Liabilities and Shareholders' Equity	$32,040,448	$32,132,028	$32,071,810	$32,185,726	$31,769,813

LOANS, DEPOSITS AND BORROWINGS DETAIL:
Loans, by type:
Real estate - commercial mortgage	$9,678,038	$9,676,517	$9,601,858	$9,493,479	$9,289,770
Commercial and industrial	4,541,765	4,531,266	4,605,589	4,914,734	4,967,796
Real estate - residential mortgage	6,511,687	6,409,657	6,349,643	6,302,624	6,248,856
Real estate - home equity	1,193,410	1,170,470	1,160,616	1,144,402	1,120,878
Real estate - construction	1,155,099	1,175,445	1,394,899	1,332,954	1,463,799
Consumer	583,949	597,305	616,856	651,717	692,086
Leases and other loans(2)	348,591	301,914	315,458	336,165	323,112
Total Net Loans	$24,012,539	$23,862,574	$24,044,919	$24,176,075	$24,106,297
Deposits, by type:
Noninterest-bearing demand	$5,337,771	$5,435,934	$5,499,760	$5,501,699	$5,609,383
Interest-bearing demand	7,593,083	7,804,388	7,843,604	7,779,472	7,478,077
Savings	8,271,925	8,208,526	7,792,114	7,740,595	7,563,495
Total demand and savings	21,202,779	21,448,848	21,135,478	21,021,766	20,650,955
Brokered	817,398	738,458	843,857	843,473	995,975
Time	4,117,890	4,141,666	4,150,098	4,286,905	3,912,724
Total Deposits	$26,138,067	$26,328,972	$26,129,433	$26,152,144	$25,559,654
Borrowings, by type:
Federal Home Loan Bank advances	$800,000	$750,000	$850,000	$950,000	$750,000
Senior debt and subordinated debt	367,476	367,396	367,316	535,917	535,741
Other borrowings	606,424	539,804	564,732	566,310	892,856
Total Borrowings	$1,773,900	$1,657,200	$1,782,048	$2,052,227	$2,178,597

(1) "ACL - loans" relates to the ACL specifically on "Net Loans" and does not include the ACL related to OBS credit exposures.
(2) Includes equipment lease financing, overdraft and net origination fees and costs.

FULTON FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(dollars in thousands, except per share and share data)
	Three months ended					Six months ended
	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30	Jun 30
	2025	2025	2024	2024	2024	2025	2024
Net Interest Income:
Interest income	$402,761	$399,692	$414,368	$427,656	$400,506	$802,452	$740,172
Interest expense	147,840	148,505	160,709	169,647	158,786	296,345	291,515
Net Interest Income	254,921	251,187	253,659	258,009	241,720	506,107	448,657
Provision for credit losses	8,607	13,898	16,725	11,929	32,056	22,505	42,981
Net Interest Income after Provision	246,314	237,289	236,934	246,080	209,664	483,602	405,676
Non-Interest Income:
Wealth management	22,281	21,785	22,002	21,596	20,990	44,066	41,144
Commercial banking:
Merchant and card	7,376	6,591	7,082	7,496	7,798	13,967	14,607
Cash management	8,376	7,799	7,633	7,201	6,966	16,175	13,271
Capital markets	2,945	2,411	2,797	3,311	2,585	5,356	4,926
Other commercial banking	4,734	4,528	4,942	4,281	4,061	9,262	7,434
Total commercial banking	23,431	21,329	22,454	22,289	21,410	44,760	40,238
Consumer banking:
Card	7,958	7,544	8,064	7,917	8,305	15,502	14,933
Overdraft	3,817	3,295	3,644	3,957	3,377	7,112	6,163
Other consumer banking	2,753	2,229	2,601	3,054	2,918	4,982	5,172
Total consumer banking	14,528	13,068	14,309	14,928	14,600	27,596	26,268
Mortgage banking	3,991	3,138	3,759	3,142	3,951	7,130	7,041
Gain on acquisition, net of tax	—	—	(2,689)	(7,706)	47,392	—	47,392
Other	4,917	7,914	6,089	5,425	4,933	12,830	8,332
Non-interest income before investment securities gains (losses)	69,148	67,234	65,924	59,674	113,276	136,382	170,415
Investment securities losses, net	—	(2)	—	(1)	(20,282)	(2)	(20,282)
Total Non-Interest Income	69,148	67,232	65,924	59,673	92,994	136,380	150,133
Non-Interest Expense:
Salaries and employee benefits	107,123	103,526	107,886	118,824	110,630	210,649	206,111
Data processing and software	18,262	18,599	19,550	20,314	20,357	36,861	38,018
Net occupancy	16,410	18,207	16,417	18,999	17,793	34,617	33,943
Other outside services	12,009	11,837	14,531	15,839	16,933	23,846	30,216
Intangible amortization	5,460	6,269	6,282	6,287	4,688	11,729	5,261
FDIC insurance	4,951	5,597	5,921	5,109	6,696	10,549	12,800
Equipment	4,100	4,150	4,388	4,860	4,561	8,249	8,602
Marketing	2,604	2,521	2,695	2,251	2,101	5,124	4,012
Professional fees	2,163	(1,078)	3,387	2,811	2,571	1,085	4,659
Acquisition-related expenses	—	380	9,637	14,195	13,803	380	13,803
Other	19,729	19,452	25,921	16,600	(645)	39,181	19,662
Total Non-Interest Expense	192,811	189,460	216,615	226,089	199,488	382,270	377,087
Income Before Income Taxes	122,651	115,061	86,243	79,664	103,170	237,712	178,722
Income tax expense	23,453	22,074	17,623	16,458	8,195	45,527	21,806
Net Income	99,198	92,987	68,620	63,206	94,975	192,185	156,916
Preferred stock dividends	(2,562)	(2,562)	(2,562)	(2,562)	(2,562)	(5,124)	(5,124)
Net Income Available to Common Shareholders	$96,636	$90,425	$66,058	$60,644	$92,413	$187,061	$151,792

	Three months ended					Six months ended
	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30	Jun 30
	2025	2025	2024	2024	2024	2025	2024
PER SHARE:
Net income available to common shareholders (basic)	$0.53	$0.50	$0.36	$0.33	$0.53	$1.03	$0.90
Net income available to common shareholders (diluted)	$0.53	$0.49	$0.36	$0.33	$0.52	$1.02	$0.89
Cash dividends	$0.18	$0.18	$0.18	$0.17	$0.17	$0.36	$0.34

Weighted average shares (basic)	182,261	182,179	182,032	181,905	175,305	182,220	169,006
Weighted average shares (diluted)	183,813	184,077	183,867	183,609	176,934	183,999	170,769

FULTON FINANCIAL CORPORATION
CONDENSED CONSOLIDATED AVERAGE BALANCE SHEET ANALYSIS (UNAUDITED)
(dollars in thousands)
	Three months ended
	June 30, 2025			March 31, 2025			June 30, 2024
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest(1)	Rate	Balance	Interest(1)	Rate	Balance	Interest(1)	Rate
ASSETS

Interest-earning assets:
Net loans(2)	$23,899,742	$349,490	5.86%	$24,006,863	$347,626	5.86%	$23,345,914	$355,533	6.12%
Investment securities(3)	5,390,953	49,463	3.67%	5,199,000	47,242	3.63%	4,396,050	33,799	3.07%
Other interest-earning assets	682,075	8,197	4.82%	793,126	9,164	4.67%	1,125,886	15,730	5.61%
Total Interest-Earning Assets	29,972,770	407,150	5.44%	29,998,989	404,032	5.44%	28,867,850	405,062	5.64%

Noninterest-earning assets:
Cash and due from banks	277,880			301,897			302,381
Premises and equipment	186,989			191,248			203,166
Other assets	1,848,891			1,864,996			1,759,138
Less: ACL - loans(4)	(384,956)			(385,529)			(357,644)
Total Assets	$31,901,574			$31,971,601			$30,774,891

LIABILITIES AND SHAREHOLDERS' EQUITY

Interest-bearing liabilities:
Demand deposits	$7,800,881	$34,745	1.79%	$7,753,586	$34,189	1.79%	$7,080,302	$31,748	1.80%
Savings deposits	8,219,637	47,462	2.32%	7,971,728	45,101	2.29%	7,309,141	44,901	2.47%
Brokered deposits	688,957	7,495	4.36%	904,722	10,038	4.50%	1,123,328	15,074	5.40%
Time deposits	4,112,130	39,492	3.85%	4,127,784	41,564	4.08%	3,670,158	39,364	4.31%
Total Interest-Bearing Deposits	20,821,605	129,194	2.49%	20,757,820	130,892	2.56%	19,182,929	131,087	2.75%

Borrowings and other interest-bearing liabilities	1,756,246	18,646	4.26%	1,754,900	17,613	4.07%	2,441,691	27,699	4.53%
Total Interest-Bearing Liabilities	22,577,851	147,840	2.62%	22,512,720	148,505	2.67%	21,624,620	158,786	2.95%

Noninterest-bearing liabilities:
Demand deposits	5,303,997			5,412,063			5,460,025
Other liabilities	715,711			792,693			737,575
Total Liabilities	28,597,559			28,717,476			27,822,220
Total Deposits	26,125,602		1.98%	26,169,883		2.03%	24,642,954		2.14%
Total interest-bearing liabilities and non-interest bearing deposits (cost of funds)	27,881,848		2.13%	27,924,783		2.15%	27,084,645		2.35%

Shareholders' equity	3,304,015			3,254,125			2,952,671
Total Liabilities and Shareholders' Equity	$31,901,574			$31,971,601			$30,774,891

Net interest income/net interest margin (fully taxable equivalent)		259,310	3.47%		255,527	3.43%		246,276	3.43%
Tax equivalent adjustment		(4,389)			(4,340)			(4,556)
Net Interest Income		$254,921			$251,187			$241,720

(1) Presented on a fully taxable-equivalent basis using a 21% federal tax rate and statutory interest expense disallowances.
(2) Average balances include non-performing loans.
(3) Average balances include amortized historical cost for AFS securities; the related unrealized holding gains (losses) are included in other assets.
(4) ACL - loans relates to the ACL for net loans and does not include the ACL related to OBS credit exposures, which is included in other liabilities.

FULTON FINANCIAL CORPORATION
AVERAGE LOANS, DEPOSITS AND BORROWINGS DETAIL (UNAUDITED)
(dollars in thousands)
	Three months ended
	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
	2025	2025	2024	2024	2024
Loans, by type:
Real estate - commercial mortgage	$9,652,320	$9,655,283	$9,595,996	$9,318,273	$8,958,139
Commercial and industrial	4,530,085	4,608,401	4,730,101	4,998,051	4,853,583
Real estate - residential mortgage	6,448,443	6,367,978	6,319,205	6,268,922	5,977,132
Real estate - home equity	1,179,109	1,160,713	1,116,665	1,122,313	1,117,367
Real estate - construction	1,172,138	1,296,090	1,312,245	1,437,907	1,430,057
Consumer	599,505	615,741	665,261	682,602	685,183
Leases and other loans(1)	318,142	302,657	329,311	319,733	324,453
Total Net Loans	$23,899,742	$24,006,863	$24,068,784	$24,147,801	$23,345,914

Deposits, by type:
Noninterest-bearing demand	$5,303,997	$5,412,063	$5,558,110	$5,495,950	$5,460,025
Interest-bearing demand	7,800,881	7,753,586	7,838,590	7,668,583	7,080,302
Savings	8,219,637	7,971,728	7,806,303	7,663,599	7,309,141
Total demand and savings	21,324,515	21,137,377	21,203,003	20,828,132	19,849,468
Brokered	688,957	904,722	877,526	842,661	1,123,328
Time	4,112,130	4,127,784	4,232,849	4,107,466	3,670,158
Total Deposits	$26,125,602	$26,169,883	$26,313,378	$25,778,259	$24,642,954

Borrowings, by type:
Federal funds purchased	$1,099	$—	$54	$—	$32,637
Federal Home Loan Bank advances	712,198	709,367	727,957	754,130	833,726
Senior debt and subordinated debt	367,438	367,357	449,795	535,831	535,656
Other borrowings and other interest-bearing liabilities	675,511	678,176	669,625	939,387	1,039,672
Total Borrowings	$1,756,246	$1,754,900	$1,847,431	$2,229,348	$2,441,691

(1) Includes equipment lease financing, overdraft and net origination fees and costs.

FULTON FINANCIAL CORPORATION
CONDENSED CONSOLIDATED AVERAGE BALANCE SHEET ANALYSIS (UNAUDITED)
(dollars in thousands)
	Six months ended June 30
	2025			2024
	Average		Yield/	Average		Yield/
	Balance	Interest(1)	Rate	Balance	Interest(1)	Rate
ASSETS

Interest-earning assets:
Net loans(2)	$23,953,003	$697,115	5.86%	$22,357,972	$669,414	6.02%
Investment securities(3)	5,295,507	96,706	3.65%	4,189,901	60,847	2.90%
Other interest-earning assets	737,302	17,361	4.74%	699,547	19,059	5.47%
Total Interest-Earning Assets	29,985,812	811,182	5.44%	27,247,420	749,320	5.52%

Noninterest-Earning assets:
Cash and due from banks	289,822			292,638
Premises and equipment	189,108			213,270
Other assets	1,856,900			1,686,941
Less: ACL - loans(4)	(385,241)			(326,950)
Total Assets	$31,936,401			$29,113,319

LIABILITIES AND SHAREHOLDERS' EQUITY

Interest-Bearing liabilities:
Demand deposits	$7,777,364	$68,934	1.79%	$6,338,513	$52,248	1.66%
Savings deposits	8,134,377	92,563	2.29%	6,989,186	83,699	2.41%
Brokered deposits	796,243	17,533	4.44%	1,103,356	29,728	5.42%
Time deposits	4,081,913	81,055	4.00%	3,319,249	68,986	4.18%
Total Interest-Bearing Deposits	20,789,897	260,085	2.52%	17,750,304	234,661	2.66%

Borrowings and other interest-bearing liabilities	1,755,577	36,260	4.17%	2,525,034	56,854	4.49%
Total Interest-Bearing Liabilities	22,545,474	296,345	2.65%	20,275,338	291,515	2.89%

Noninterest-Bearing liabilities:
Demand deposits	5,357,731			5,260,550
Other liabilities	753,988			717,623
Total Liabilities	28,657,193			26,253,511
Total Deposits	26,147,628		2.01%	23,010,854		2.05%
Total interest-bearing liabilities and non-interest bearing deposits (cost of funds)	27,903,205		2.14%	25,535,888		2.29%

Shareholders' equity	3,279,208			2,859,808
Total Liabilities and Shareholders' Equity	$31,936,401			$29,113,319

Net interest income/net interest margin (fully taxable equivalent)		514,837	3.45%		457,805	3.37%
Tax equivalent adjustment		(8,730)			(9,148)
Net Interest Income		$506,107			$448,657

(1) Presented on a fully taxable-equivalent basis using a 21% federal tax rate and statutory interest expense disallowances.
(2) Average balances include non-performing loans.
(3) Average balances include amortized historical cost for AFS; the related unrealized holding gains (losses) are included in other assets.
(4) ACL - loans relates to the ACL for net loans and does not include the ACL related to OBS credit exposures, which is included in other liabilities.

FULTON FINANCIAL CORPORATION
AVERAGE LOANS, DEPOSITS AND BORROWINGS DETAIL (UNAUDITED)
(dollars in thousands)

	Six months ended June 30
	2025	2024
Loans, by type:
Real estate - commercial mortgage	$9,653,793	$8,562,077
Commercial and industrial	4,569,027	4,685,383
Real estate - residential mortgage	6,408,432	5,665,518
Real estate - home equity	1,169,961	1,078,344
Real estate - construction	1,233,770	1,335,348
Consumer	607,578	703,353
Leases and other loans(1)	310,442	327,949
Total Net Loans	$23,953,003	$22,357,972

Deposits, by type:
Noninterest-bearing demand	$5,357,731	$5,260,550
Interest-bearing demand	7,777,364	6,338,513
Savings	8,134,377	6,989,186
Total demand and savings	21,269,472	18,588,249
Brokered	796,243	1,103,356
Time	4,081,913	3,319,249
Total Deposits	$26,147,628	$23,010,854

Borrowings, by type:
Federal funds purchased	$552	$103,148
Federal Home Loan Bank advances	710,790	868,308
Senior debt and subordinated debt	367,398	535,567
Other borrowings	676,837	1,018,011
Total Borrowings	$1,755,577	$2,525,034

(1) Includes equipment lease financing, overdraft and net origination fees and costs.

FULTON FINANCIAL CORPORATION
ASSET QUALITY INFORMATION (UNAUDITED)
(dollars in thousands)
	Three months ended					Six months ended
	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30	Jun 30	Jun 30
	2025	2025	2024	2024	2024	2025	2024
Allowance for credit losses related to net loans:
Balance at beginning of period	$379,677	$379,156	$375,961	$375,941	$297,888	$379,156	$293,404

CECL day 1 provision expense(1)	—	—	—	—	23,444	—	23,444
Initial purchased credit deteriorated allowance for credit losses	—	—	(136)	(1,139)	55,906	—	55,906
Loans charged off:
Real estate - commercial mortgage	(6,402)	(12,106)	(2,844)	(2,723)	(7,853)	(18,508)	(7,879)
Commercial and industrial	(5,780)	(3,865)	(9,480)	(6,256)	(2,955)	(9,645)	(10,587)
Real estate - residential mortgage	(258)	(343)	(55)	(1,131)	(35)	(601)	(286)
Consumer and home equity	(1,885)	(2,193)	(2,179)	(2,308)	(1,766)	(4,078)	(4,004)
Real estate - construction	(100)	—	—	—	—	(100)	—
Leases and other loans(2)	(1,491)	(1,527)	(1,768)	(726)	(1,398)	(3,018)	(2,203)
Total loans charged off	(15,916)	(20,034)	(16,326)	(13,144)	(14,007)	(35,950)	(24,959)
Recoveries of loans previously charged off:
Real estate - commercial mortgage	133	374	199	107	146	507	298
Commercial and industrial	2,628	5,952	1,387	1,008	796	8,580	2,044
Real estate - residential mortgage	203	174	104	130	122	377	238
Consumer and home equity	899	660	974	545	1,161	1,559	1,837
Real estate - construction	99	82	47	103	233	181	233
Leases and other loans(2)	240	201	194	129	247	441	409
Total recoveries of loans previously charged off	4,202	7,443	2,905	2,022	2,705	11,645	5,059
Net loans charged off	(11,714)	(12,591)	(13,421)	(11,122)	(11,302)	(24,305)	(19,900)
Provision for credit losses(1)	9,374	13,112	16,752	12,281	10,005	22,486	23,087
Balance at end of period	$377,337	$379,677	$379,156	$375,961	$375,941	$377,337	$375,941
Net charge-offs to average loans(3)	0.20%	0.21%	0.22%	0.18%	0.19%	0.20%	0.18%

Provision for credit losses related to OBS Credit Exposures
Provision for credit losses(1)	$(767)	$786	$(27)	$(352)	$(1,393)	$19	$(3,550)

NON-PERFORMING ASSETS:
Non-accrual loans	$182,942	$162,426	$189,293	$175,861	$145,630
Loans 90 days past due and accruing	29,949	34,367	30,781	26,286	26,962
Total non-performing loans	212,891	196,793	220,074	202,147	172,592
Other real estate owned	2,706	2,193	2,621	2,844	1,444
Total non-performing assets	$215,597	$198,986	$222,695	$204,991	$174,036

NON-PERFORMING LOANS, BY TYPE:
Commercial and industrial	$45,565	$42,913	$43,677	$64,450	$58,433
Real estate - commercial mortgage	90,852	88,081	102,359	71,467	48,615
Real estate - residential mortgage	37,703	46,878	45,901	41,727	41,033
Consumer and home equity	11,109	12,682	14,374	12,830	11,886
Real estate - construction	25,602	3,666	1,746	1,746	2,632
Leases and other loans(2)	2,060	2,573	12,017	9,927	9,993
Total non-performing loans	$212,891	$196,793	$220,074	$202,147	$172,592

(1) The sum of these amounts are reflected in the provision for credit losses in the Condensed Consolidated Statements of Income.
(2) Includes equipment lease financing, overdraft and net origination fees and costs.
(3) Quarterly results are annualized.

FULTON FINANCIAL CORPORATION
RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)
(dollars in thousands, except per share and share data)

Explanatory note:	This press release contains supplemental financial information, as detailed below, that has been derived by methods other than GAAP. The Corporation has presented these non-GAAP financial measures because it believes that these measures provide useful and comparative information to assess trends in the Corporation's results of operations and financial condition. Presentation of these non-GAAP financial measures is consistent with how the Corporation evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the Corporation's industry. Management believes that these non-GAAP financial measures, in addition to GAAP measures, are also useful to investors to evaluate the Corporation's results. Investors should recognize that the Corporation's presentation of these non-GAAP financial measures might not be comparable to similarly titled measures of other companies. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures, and the Corporation strongly encourages a review of its condensed consolidated financial statements in their entirety. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measure follow:

	Three months ended
	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
	2025	2025	2024	2024	2024
Operating net income available to common shareholders
Net income available to common shareholders	$96,636	$90,425	$66,058	$60,644	$92,413
Less: Other revenue	(9)	(122)	(269)	(677)	(708)
Plus: Gain on acquisition, net of tax	—	—	2,689	7,706	(47,392)
Plus: Loss on securities restructuring	—	—	—	—	20,282
Plus: Core deposit intangible amortization	5,346	6,155	6,155	6,155	4,556
Plus: Acquisition-related expense	—	380	9,637	14,195	13,803
Plus: CECL day 1 provision expense	—	—	—	—	23,444
Less: Gain on sale-leaseback	—	—	—	—	(20,266)
Plus: FDIC special assessment	—	—	—	(16)	—
Plus: FultonFirst implementation and asset disposals	(270)	(47)	10,001	9,385	6,323
Less: Tax impact of adjustments	(1,064)	(1,337)	(5,360)	(6,099)	(9,961)
Operating net income available to common shareholders (numerator)	$100,639	$95,454	$88,911	$91,293	$82,494

Weighted average shares (diluted) (denominator)	183,813	184,077	183,867	183,609	176,934

Operating net income available to common shareholders, per share (diluted)	$0.55	$0.52	$0.48	$0.50	$0.47

Common shareholders' equity (tangible), per share
Shareholders' equity	$3,329,246	$3,274,321	$3,197,325	$3,203,943	$3,101,609
Less: Preferred stock	(192,878)	(192,878)	(192,878)	(192,878)	(192,878)
Less: Goodwill and intangible assets	(623,729)	(629,189)	(635,458)	(641,739)	(648,026)
Tangible common shareholders' equity (numerator)	$2,512,639	$2,452,254	$2,368,989	$2,369,326	$2,260,705

Shares outstanding, end of period (denominator)	182,379	182,204	182,089	181,957	181,831

Common shareholders' equity (tangible), per share	$13.78	$13.46	$13.01	$13.02	$12.43

	Three months ended
	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
	2025	2025	2024	2024	2024
Operating return on average assets
Net income	$99,198	$92,987	$68,620	$63,206	$94,975
Less: Other revenue	(9)	(122)	(269)	(677)	(708)
Less: Gain on acquisition, net of tax	—	—	2,689	7,706	(47,392)
Plus: Loss on securities restructuring	—	—	—	—	20,282
Plus: Core deposit intangible amortization	5,346	6,155	6,155	6,155	4,556
Plus: Acquisition-related expense	—	380	9,637	14,195	13,803
Plus: CECL day 1 provision expense	—	—	—	—	23,444
Less: Gain on sale-leaseback	—	—	—	—	(20,266)
Plus: FDIC special assessment	—	—	—	(16)	—
Plus: FultonFirst implementation and asset disposals	(270)	(47)	10,001	9,385	6,323
Less: Tax impact of adjustments	(1,064)	(1,337)	(5,360)	(6,099)	(9,961)
Operating net income (numerator)	$103,201	$98,016	$91,473	$93,855	$85,056

Total average assets	$31,901,574	$31,971,601	$32,098,852	$31,895,235	$30,774,891
Less: Average net core deposit intangible	(71,282)	(77,039)	(83,173)	(89,350)	(68,234)
Total operating average assets (denominator)	$31,830,292	$31,894,562	$32,015,679	$31,805,885	$30,706,657

Operating return on average assets(1)	1.30%	1.25%	1.14%	1.17%	1.11%

Operating return on average common shareholders' equity (tangible)
Net income available to common shareholders	$96,636	$90,425	$66,058	$60,644	$92,413
Less: Other revenue	(9)	(122)	(269)	(677)	(708)
Less: Gain on acquisition, net of tax	—	—	2,689	7,706	(47,392)
Plus: Loss on securities restructuring	—	—	—	—	20,282
Plus: Intangible amortization	5,460	6,269	6,282	6,287	4,688
Plus: Acquisition-related expense	—	380	9,637	14,195	13,803
Plus: CECL day 1 provision expense	—	—	—	—	23,444
Less: Gain on sale-leaseback	—	—	—	—	(20,266)
Plus: FDIC special assessment	—	—	—	(16)	—
Plus: FultonFirst implementation and asset disposals	(270)	(47)	10,001	9,385	6,323
Less: Tax impact of adjustments	(1,088)	(1,361)	(5,387)	(6,127)	(9,989)
Adjusted net income available to common shareholders (numerator)	$100,729	$95,544	$89,011	$91,397	$82,598

Average shareholders' equity	$3,304,015	$3,254,125	$3,219,026	$3,160,322	$2,952,671
Less: Average preferred stock	(192,878)	(192,878)	(192,878)	(192,878)	(192,878)
Less: Average goodwill and intangible assets	(626,383)	(632,254)	(638,507)	(644,814)	(624,471)
Average tangible common shareholders' equity (denominator)	$2,484,754	$2,428,993	$2,387,641	$2,322,630	$2,135,322

Operating return on average common shareholders' equity (tangible)(1)	16.26%	15.95%	14.83%	15.65%	15.56%
(1) Results are annualized.

	Three months ended
	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
	2025	2025	2024	2024	2024
Tangible common equity to tangible assets (TCE Ratio)
Shareholders' equity	$3,329,246	$3,274,321	$3,197,325	$3,203,943	$3,101,609
Less: Preferred stock	(192,878)	(192,878)	(192,878)	(192,878)	(192,878)
Less: Goodwill and intangible assets	(623,729)	(629,189)	(635,458)	(641,739)	(648,026)
Tangible common shareholders' equity (numerator)	$2,512,639	$2,452,254	$2,368,989	$2,369,326	$2,260,705

Total assets	$32,040,448	$32,132,028	$32,071,810	$32,185,726	$31,769,813
Less: Goodwill and intangible assets	(623,729)	(629,189)	(635,458)	(641,739)	(648,026)
Total tangible assets (denominator)	$31,416,719	$31,502,839	$31,436,352	$31,543,987	$31,121,787

Tangible common equity to tangible assets	8.00%	7.78%	7.54%	7.51%	7.26%

Efficiency ratio
Non-interest expense	$192,811	$189,460	$216,615	$226,089	$199,488
Less: Acquisition-related expense	—	(380)	(9,637)	(14,195)	(13,803)
Plus: Gain on sale-leaseback	—	—	—	—	20,266
Less: FDIC special assessment	—	—	—	16	—
Less: FultonFirst implementation and asset disposals	270	47	(10,001)	(9,385)	(6,323)
Less: Intangible amortization	(5,460)	(6,269)	(6,282)	(6,287)	(4,688)
Operating non-interest expense (numerator)	$187,621	$182,858	$190,695	$196,238	$194,940

Net interest income	$254,921	$251,187	$253,659	$258,009	$241,720
Tax equivalent adjustment	4,389	4,340	4,343	4,424	4,556
Plus: Total non-interest income	69,148	67,232	65,924	59,673	92,994
Less: Other revenue	(9)	(122)	(269)	(677)	(708)
Less: Gain on acquisition, net of tax	—	—	2,689	7,706	(47,392)
Plus: Investment securities (gains) losses, net	—	2	—	1	20,282
Total revenue (denominator)	$328,449	$322,639	$326,346	$329,136	$311,452

Efficiency ratio	57.1%	56.7%	58.4%	59.6%	62.6%

Operating non-interest expense to total average assets
Non-interest expense	$192,811	$189,460	$216,615	$226,089	$199,488
Less: Intangible amortization	(5,460)	(6,269)	(6,282)	(6,287)	(4,688)
Less: Acquisition-related expense	—	(380)	(9,637)	(14,195)	(13,803)
Plus: Gain on sale-leaseback	—	—	—	—	20,266
Less: FDIC special assessment	—	—	—	16	—
Less: FultonFirst implementation and asset disposals	270	47	(10,001)	(9,385)	(6,323)
Operating non-interest expense (numerator)	$187,621	$182,858	$190,695	$196,238	$194,940

Total average assets (denominator)	$31,901,574	$31,971,601	$32,098,852	$31,895,235	$30,774,891

Operating non-interest expenses to total average assets(1)	2.36%	2.32%	2.36%	2.45%	2.55%
(1) Results are annualized.

	Six Months Ended
	Jun 30	Jun 30
	2025	2024
Operating net income available to common shareholders
Net income available to common shareholders	$187,061	$151,792
Less: Other revenue	(131)	(859)
Plus Gain on acquisition, net of tax	—	(47,392)
Plus: Loss on securities restructuring	—	20,282
Plus: Core deposit intangible amortization	11,501	4,997
Plus: Acquisition-related expense	380	13,803
Plus: CECL day 1 provision expense	—	23,444
Less: Gain on sale-leaseback	—	(20,266)
Plus: FDIC special assessment	—	956
Plus: FultonFirst implementation and asset disposals	(317)	12,652
Less: Tax impact of adjustments	(2,401)	(11,552)
Operating net income available to common shareholders (numerator)	$196,093	$147,857	147,857

Weighted average shares (diluted) (denominator)	183,999	170,769

Operating net income available to common shareholders, per share (diluted)	$1.07	$0.87